Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(a)(5). Parent agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

$3,000,000	August 7, 2023

FOR VALUE RECEIVED, GETAROUND, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to MUDRICK CAPITAL MANAGEMENT L.P., on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it (together with its permitted successors and assigns, the “Holder”), the sum of SIX MILLION DOLLARS (and any capitalized amounts and/or interest in excess thereof) (the “Repayment Amount”).

1.
Definitions. In this Note, the following terms shall have the following meanings:

(a)
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

(b)
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

(c)
“Borrower” shall have the meaning assigned to such term in the preamble.

(d)
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.

(e)
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity prior to their conversion or exchange, as the case may be.

(f)
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

(g)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(h)
“Convertible Notes Indenture” means that certain Indenture, dated as of December 8, 2022 (as amended, modified, restated and/or supplemented from time to time), by and among the Borrower, the Guarantors party thereto and U.S. Bank Trust Company, National Association, in its capacity as Trustee, governing the Borrower’s 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Convertible Notes”).

(i)
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(j)
“Default” means any event or condition which, upon notice, lapse of time or both, would constitute an Event of Default.

(k)
“Default Rate” shall have the meaning assigned to such term in Section 2(c).

(l)
“Dollars” and “$”means the lawful currency of the United States of America.

(m)
“Event of Default” shall have the meaning assigned to such term in Section 8(a).

(n)
“GAAP” means generally accepted accounting principles in the United States of

America.

(o)
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(p)
“Guarantee Agreement” shall have the meaning assigned to such term in Section 7.

(q)
“Guarantors” shall have the meaning assigned to such term in the Guarantee

Agreement.

(r)
“Holder” shall have the meaning assigned to such term in the preamble.

(s)
“Indemnitee” shall have the meaning assigned to such term in Section 11(b).

(t)
“Indemnified Liabilities” shall have the meaning assigned to such term in Section

11(b).

(u)
“Interest Rate” shall have the meaning assigned to such term in Section 2(a).

(v)
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

(w)
“Lien” means, with respect to any asset, (a) any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

(x)
“Loan Parties” means the Borrower and the Guarantors.

(y)
“Material Adverse Effect” means a (a) material adverse effect on the business, operations, assets or financial condition of the Loan Parties and their Subsidiaries, taken as a whole; (b) material adverse effect on the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their payment obligations under any Note Document to which the Borrower or any of the Loan Parties is a party; or

(c) material adverse effect on the rights and remedies available to the Holder under any Note Document.

(z)
“Maturity Date” means September 7, 2023.

(aa) “Note” shall mean this Promissory Note.

(bb) “Note Documents” shall mean this Note, the Guarantee Agreement and each other instrument, document or agreement executed and/or delivered by a Loan Party pursuant to or in connection with any of the foregoing, each as amended, supplemented, waived or otherwise modified from time to time.

(cc) “Obligations” shall have the meaning assigned to such term in Section 7.

(dd) “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

(ee) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Note.

(ff) “Proceeding” shall have the meaning assigned to such term in Section 11(b).

(gg) “Subsidiary” means, with respect to any Person, (A) any corporation, company, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower not defined in this Section 1 and accounting terms partly defined in this Section 1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) references in this Note to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Note unless otherwise specifically provided (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, and (vi) references to agreements or other contractual obligations (including any of this Note) shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time.

2.
Interest.

(a)
From the date of this Note to (but not including) the date that the Repayment Amount is paid in full, interest shall accrue on the outstanding principal amount under this Note at a rate equal to 15.00% per annum (the “Interest Rate”). Interest payable hereunder shall be computed on the basis of a year of 365 days and the actual number of days elapsed, and compounded daily.

(b)
Accrued interest hereunder shall be capitalized and added to the outstanding principal balance of this Note on the Maturity Date. Accrued interest hereunder shall be paid in cash on the Maturity Date and/or (iii) any date on which the Obligations are accelerated in compliance with Section 8 hereof.

(c)
Upon the occurrence and during the continuance of an Event of Default, the unpaid Principal Amount under this Note and, to the extent permitted by applicable law, any interest payment or any fee or other amount owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under any applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand at a rate that is 2.00% per annum in excess of the Interest Rate (the “Default Rate”). Notwithstanding any provision herein to the contrary, no interest shall accrue under this Note at a rate in excess of the highest applicable rate permitted by law, and the payment of any interest (including any charge or fee held by a court to be interest) in excess of such rate shall constitute a payment of and be applied to principal owing hereunder.

3.
Repayments.

(a)
The Repayment Amount shall become due and payable on the Maturity Date or on such earlier date pursuant to Section 8(b) hereof.

(b)
All monies due hereunder, other than interest that is payable in kind pursuant to the terms hereof, shall be paid in immediately available Dollars. If any payment on this Note shall be due on a day that is not a Business Day, it shall be payable on the next succeeding Business Day. Upon final payment of the Repayment Amount, this Note shall be surrendered to the Borrower for cancellation. Amounts borrowed and repaid hereunder may not be reborrowed. All payments hereunder shall be applied to accrued and unpaid interest and to outstanding principal of this Note in such order as determined by the Holder in its sole discretion.

4.
Prepayments. The Borrower may not prepay the Note prior to the Maturity Date.

5.
Representations and Warranties. To induce the Holder to purchase this Note, the Borrower hereby represents and warrants to the Holder that:

(a)
Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction), (b) has all requisite power and authority to (i) own or lease its assets and carry on its business as currently conducted and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Note Documents to which it is a party, (c) is duly qualified and in good standing (to the extent such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all applicable Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except with respect to any violation or breach referred to in this Subsection 5(a) to the extent that such violation or breach could not reasonably be expected to have a Material Adverse Effect.

(b)
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Note Document to which such Person is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (x) any Contractual Obligation (including the Convertible Notes Indenture) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(c)
Binding Effect. This Note and each other Note Document has been duly executed and delivered by each Loan Party that is a party thereto. This Note and each other Note Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity principles of good faith and fair dealing.

(d)
Use of Proceeds. The proceeds from this Note will be used by the Borrower for working capital purposes and other general corporate purposes not prohibited by this Agreement.

6.
Covenants.

(a)
Exchange for Pari Passu Secured Note. The Borrower shall use reasonable best efforts to, within 14 days after the date of this Note, exchange this Note on a dollar-for-dollar basis (of the then- outstanding principal amount of the Note, plus any accrued and unpaid interest) for a note that is secured, on a pari passu basis with the Convertible Notes, by security interests in all of the collateral that currently secures the obligations of the Borrower and the Guarantors under the Convertible Notes Indenture and related documents, on terms that are satisfactory to the Holder (a “Pari Passu Secured Note”).

(b)
Additional Financing. The Borrower shall co-operate in good faith to procure additional financing from the Holder on terms that are mutually agreeable to the Borrower and the Holder.

(c)
Engagement of Investment Bank. The Borrower shall, on or prior to August 15, 2023, engage an investment bank that is mutually agreed upon in good faith between the Borrower and the Holder, to assist in evaluating options relating to the capital structure of the Borrower. The engagement letter detailing the responsibilities and compensation of the investment bank shall be reviewed and mutually agreed to by the Borrower and the Holder.

(d)
Reporting. For so long as this Note is outstanding, the Borrower shall provide the Holder with a rolling 13-week cash flow forecast, commencing on August 14, 2023 and updated on a weekly basis.

(e)
The Holder shall cooperate with the Borrower in providing any consents to proposed amendments under the Convertible Notes Indenture to enable the issuance of the Pari Passu Secured Note and/or any additional financing to be provided by the Holder.

7.
Guarantees. The obligations of the Borrower under this Note, including, but not limited to, payment of the Repayment Amount and all other obligations (including any expense reimbursement and/or indemnification obligations) with respect to this Note (collectively, the “Obligations”) shall be guaranteed by the Guarantors under that certain Guarantee Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”).

8.
Events of Default.

(a)
The occurrence of any one or more of the following events shall constitute an Event of Default (an “Event of Default”) under this Note:
(i)
the failure to pay (A) any amount of principal of this Note when due or (B) any other amount owing under this Note, in the case of this clause (B), within five (5) days after the date when due;

(ii)
failure by the Company for ten (10) days after written notice from the Holder has been received by the Company to comply with any of its other obligations contained in this Note; provided, however, that the foregoing shall not constitute an Event of Default if resulting from the action or inaction of the Holder (or an Affiliate of the Holder) or the failure to perform or delay in performing by the Holder (or an Affiliate of Holder), for any reason (other than a delay, action, inaction or failure on the part of the Borrower or its Affiliates);

(iii)
any Guarantee ceases to be in full force and effect except as otherwise provided in the Guarantee Agreement or any Guarantor denies or disaffirms its obligations under its Guarantee; or

(iv)
any “Event of Default” (as defined in the Convertible Notes Indenture) occurs (or would have occurred) and is continuing (or would have been continuing) under the Convertible Notes Indenture as in effect on the date hereof.

(b)
The Borrower agrees that, upon an Event of Default under this Note, the Holder may do one or more of the following without prior notice except as required by law or expressly agreed in writing by the Holder: (1) declare the Borrower in default and (2) declare the Repayment Amount to be due and payable in whole (or in part, in which case any portion of the Repayment Amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Repayment Amount so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, if any Event of Default occurs and is continuing, the Holder shall have all rights, powers and remedies available under any other Note Documents, as well as all rights and remedies available at law or in equity. Notwithstanding the first sentence of this Section 8(b), upon the occurrence of an Event of Default described in clause (iii) or clause (iv) above pursuant to Section 7.01(A)(x), Section 7.01(A)(xi) or Section 7.01(A)(xii) of the Convertible Notes Indenture, the Obligations, including accrued interest thereon, outstanding under this Note will automatically be due and payable immediately.

9.
Assignment. The Borrower may not sell, assign or otherwise transfer its right, title and interest in or obligations under this Note without the prior written consent of the Holder. The Holder may sell, assign or otherwise transfer its right, title and interest in, and obligations under, this Note with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), except that the Borrower’s consent shall not be required for an assignment by the Holder to an Affiliate of the Holder or any investment fund or account managed or advised by the investment manager who acts on behalf of the Subscriber.

10.
No Waiver by Holder. No delay or omission by the Holder or any other holder hereof to exercise any power, right or remedy accruing to the Holder or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. The Holder shall not be obligated or be deemed obligated to notify the Borrower that it is requiring the Borrower to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of the Borrower’s failure to timely perform its obligations under this Note, except to the extent notice is otherwise required under this Note.

11.
Borrower Waiver; Expenses; Indemnity.

(a)
The Borrower hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices other than notices otherwise required under this Note in connection with the delivery, acceptance, performance and enforcement of this Note.

(b)
The Borrower agrees to indemnify and hold harmless each of the Holder, its affiliates and its controlling persons and their respective officers, directors, employees, partners, agents, controlling persons, members, advisors and other representatives (each, an “Indemnitee”) from and against any and all liabilities, losses, damages, claims or out-of-pocket expenses (but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel for the Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnitees similarly situated) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of or in connection with this Note, the use of the proceeds therefrom and any other Note Document or any actual or prospective claim, actions, suits, inquiries, litigation, investigation or proceeding relating to any of the foregoing whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation or proceeding (a “Proceeding”)), regardless of whether any Indemnitee is a party thereto or whether such Proceeding is brought by the Borrower, any of the Borrower’s Affiliates or any third party, and, in each case, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee (all of the foregoing, the “Indemnified Liabilities”) provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, losses, damages, claims or out-of-pocket expenses resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any of its related Indemnitees, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) any dispute solely among Indemnitees other than any claims arising out of any act or omission of the Borrower or any of its Affiliates (as determined in a final and non-appealable judgment of a court of competent jurisdiction) or (z) any settlement entered into by such Indemnitee or any of its affiliates without the Borrower’s written consent; provided, however, that the forgoing indemnity will apply to any such settlement in the event the Borrower was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense. All amounts due under this Section 11(b) shall be paid within ten (10) days after written demand therefor (together with backup documentation supporting such reimbursement request).

(c)
The Borrower agrees (i) to reimburse the Holder for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Note and the other Note Documents (including due diligence expenses, applicable travel expenses, but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of one counsel to the Holder (and, if reasonably necessary, of one local counsel in any relevant local jurisdiction)), incurred in connection with this Note and the Note Documents and (ii) to pay or reimburse the Holder for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement and protection of any rights or remedies under this Note or the other Note Documents (including advisor costs and reasonable fees, charges and disbursements of one firm of counsel to the Holder described in clause (i) above).

12.
Section Headings. Section headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.

13.
VENUE; CHOICE OF LAW. THIS NOTE AND EACH OTHER NOTE DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY NOTE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY NOTE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN

DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH OF THE BORROWER AND THE HOLDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER NOTE DOCUMENT WILL PREVENT HOLDER FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT AGAINST ANY PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE BORROWER AND HOLDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY NOTE DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 19. NOTHING IN THIS NOTE OR ANY OTHER NOTE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

14.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.
Successors and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of the Borrower and the Holder.

16.
Records of Payments. The records of the Holder shall be prima facie evidence of the amounts owing on this Note including, without limitation, any adjustments to the principal amount and Repayment Amount hereof in accordance with the terms hereof and shall be binding on the Borrower absent manifest error.

17.
Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by the Borrower and the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

18.
Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Holder for having bargained for and obtained it.
19.
Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing as specified on Schedule II hereto including, without limitation, by way of email or similar electronic communication.

20.
Counterparts. The parties may sign any number of copies of this Note. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Guarantee as to the other parties hereto will be deemed to be their original signatures for all purposes. The Borrower agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications, including, without limitation, the risk of interception and misuse by third parties.

21.
Usury Laws. It is the intention of each party hereto to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder, prepayment by Borrower or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Borrower or credited on the Repayment Amount, or if this Note has been paid, then the excess shall be rebated to the Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid balance of the Repayment Amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the Repayment Amount, or if this Note has been repaid, then such excess shall be rebated to Borrower.

22.
ENTIRE AGREEMENT. THIS NOTE (INCLUDING THE SCHEDULES HERETO) AND THE OTHER NOTE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE HOLDER, THE BORROWER AND THE OTHER LOAN PARTIES WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDES ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. THE BORROWER ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN THE BORROWER AND THE HOLDER WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE AND THE NOTE DOCUMENTS.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

GETAROUND, INC.,

as the Borrower

By: /s/ SAM ZAID

Name: Sam Zaid

Title: Chief Executive Office

[PROMISSORY NOTE]

Acknowledged and Agreed:

HOLDER

MUDRICK CAPITAL MANAGEMENT L.P.,

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

By: /s/ JASON MUDRICK

Name: Jason Mudrick

Title: Chief Investment Officer

[PROMISSORY NOTE]

SCHEDULE I

NOTICES

Borrower

Getaround, Inc.

55 Green Street

San Francisco, California 94111

Attn: Tom Alderman; Spencer Jackson

Email: [***************]

With a copy (such copy not to constitute notice) to: Orrick, Herrington & Sutcliffe LLP

The Orrick Building 405 Howard Street

San Francisco, California 94105 Attn: [***************]

Email: [***************] Holder

Mudrick Capital Management L.P.

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it 527 Madison Avenue, 6th Floor

New York, NY 10022 Attn:[**************]

Email: [***************] With a copy (such copy not to constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue

New York, NY 10153

Attn: [***************]

Email: [***************]